Calculation of Filing Fee Tables
S-8
Butterfly Network, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share	Other	8,575,266	$ 2.24	$ 19,208,595.84	0.0001381	$ 2,652.71
2	Equity	Class A common stock, par value $0.0001 per share	Other	2,076,487	$ 1.904	$ 3,953,631.25	0.0001381	$ 546.00
Total Offering Amounts:						$ 23,162,227.09		$ 3,198.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,198.71
Offering Note
[1]	Note 1a: Applies to Offering lines 1 and 2. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), of Butterfly Network, Inc. (the "Registrant") which may become issuable under the Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan (the "2020 Plan") and the Butterfly Network, Inc. 2024 Employee Stock Purchase Plan (the "ESPP") in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions. Note 1b: The 8,575,266 shares of Class A Common Stock being registered represents an increase of shares of Class A Common Stock reserved for issuance under the 2020 Plan by operation of the 2020 Plan's "evergreen" provision. The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2020 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2020 Plan. Note 1c: The Proposed Maximum Offering Price per Share for the shares reserved for issuance under the 2020 Plan is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The price per share and aggregate offering price for shares are calculated based on the average of the high and the low price of the Class A Common Stock as reported on the New York Stock Exchange as of October 27, 2025.

[2]	Note 2a: The 2,076,487 shares of Class A Common Stock being registered represents an increase of shares of Class A Common Stock reserved for issuance under the 2024 ESPP by operation of the 2024 ESPP's "evergreen" provision. Note 2b: The Proposed Maximum Offering Price per Share for the shares reserved for issuance under the 2024 ESPP is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $1.904 per share, which is 85% of the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on October 27, 2025. Pursuant to the 2024 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A